Exhibit 99.1
Corporate Property Associates 16 — Global Incorporated
Supplemental Information
As of September 30, 2010
As used in this supplemental package, the terms “the Company,” “we,” “us” and “our” include Corporate Property Associates 16 — Global Incorporated (“CPA®:16”), its consolidated subsidiaries and predecessors, unless otherwise indicated.
Important Note Regarding Non-GAAP Financial Measures
This supplemental package includes non-GAAP measures, including funds from operations (“FFO”), funds from operations — as adjusted (“AFFO”) and adjusted cash flow from operating activities. A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measures are provided in this supplemental package.
Forward-Looking Statements
This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. It is important to note that our actual results could be materially different from those projected in such forward-looking statements. You should exercise caution in relying on forward-looking statements as they involve known and unknown risks, uncertainties and other factors that may materially affect our future results, performance, achievements or transactions. Information on factors which could impact actual results and forward-looking statements contained herein is included in our filings with the SEC, including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2009. We do not undertake to revise or update any forward-looking statements.

Executive Offices	Investor Relations
50 Rockefeller Plaza	Susan C. Hyde
New York, NY 10020	Managing Director & Director of Investor Relations
Tel: 1-800-WPCAREY or (212) 492-1100	W. P. Carey & Co. LLC
Fax: (212) 492-8922	Phone: (212) 492-8920
Web Site Address: www.CPA16GLOBAL.com

Corporate Property Associates 16 — Global Incorporated
Reconciliation of Net Income (Loss) Attributable to CPA®:16 — Global Shareholders to Funds From Operations
— as adjusted (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
Net income (loss) attributable to CPA®:16 — Global shareholders	$10,909	$1,836	$24,376	$(460)
Adjustments:
Depreciation and amortization of real property	11,742	12,375	35,809	35,756
Loss (gain) on sale of real estate, net	78	(7,662)	78	(7,662)
Proportionate share of adjustments to equity in net income of partially owned entities to arrive at FFO:
Depreciation and amortization of real property	2,633	3,181	6,394	7,754
Gain on sale of real estate	—	(3,879)	—	(3,879)
Proportionate share of adjustments for noncontrolling interests to arrive at FFO	(3,881)	(2,495)	(8,909)	(7,148)

Total adjustments	10,572	1,520	33,372	24,821

FFO — as defined by NAREIT	21,481	3,356	57,748	24,361

Adjustments:
Gain on deconsolidation of subsidiary	—	—	(7,082)	—
Gain on extinguishment of debt	—	(2,313)	—	(8,825)
Other depreciation, amortization, and non-cash charges	21	744	(60)	(998)
Straight-line and other rent adjustments	(1,239)	(412)	(545)	952
Impairment charges	1,767	24,125	9,797	45,210
Proportionate share of adjustments to equity in net income of partially owned entities to arrive at AFFO:
Other depreciation, amortization, and non-cash charges	(1)	(11)	—	(133)
Straight-line and other rent adjustments	(49)	(145)	(200)	(61)
Impairment charges	1,046	(690)	1,046	297
Loss on extinguishment of debt	—	712	—	712
Proportionate share of adjustments for noncontrolling interests to arrive at AFFO	(4,525)	(9,482)	(2,739)	(5,440)

Total adjustments	(2,980)	12,528	217	31,714

AFFO (a)	$18,501	$15,884	$57,965	$56,075

AFFO per share (b)	$0.17	$0.15	$0.54	$0.53

Weighted average shares outstanding	124,948,799	122,907,481	124,261,348	122,791,365

(a) The amounts previously furnished for the three and nine months ended September 30, 2009 of $19.6 million and $59.8 million, respectively, have been revised in the table above to correct an inadvertent calculation error.

(b) Numerator for AFFO per share calculation:
AFFO	$18,501	$15,884	$57,965	$56,075
Add: Issuance of shares to an affiliate in satisfaction of fees due	2,944	2,947	8,808	8,783

AFFO numerator in determination of AFFO per share	$21,445	$18,831	$66,773	$64,858

Non-GAAP Financial Disclosure
Funds from Operations (“FFO”) is a non-GAAP measure defined by the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as net income or loss (as computed in accordance with GAAP) excluding: depreciation and amortization expense from real estate assets, gains or losses from sales of depreciated real estate assets and extraordinary items; however, FFO related to assets held for sale, sold or otherwise transferred and included in the results of discontinued operations are to be included. These adjustments also incorporate the pro rata share of unconsolidated subsidiaries. FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers. Although NAREIT has published this definition of FFO, real estate companies often modify this definition as they seek to provide financial measures that meaningfully reflect their distinctive operations.
We modify the NAREIT computation of FFO to include other adjustments to GAAP net income for certain non-cash charges, where applicable, such as gains or losses from extinguishment of debt and deconsolidation of subsidiaries, amortization of intangibles, straight-line rents, impairment charges on real estate and unrealized foreign currency exchange gains and losses. We refer to our modified definition of FFO as “Funds from Operations — as Adjusted,” or AFFO, and we employ it as one measure of our operating performance when we formulate corporate goals and evaluate the effectiveness of our strategies. We exclude these items from GAAP net income, as they are not the primary drivers in our decision-making process. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. As a result, we believe that AFFO and AFFO per share are useful supplemental measures for investors to consider because it will help them to better understand and measure the performance of our business over time without the potentially distorting impact of these short-term fluctuations.

Corporate Property Associates 16 — Global Incorporated
Adjusted Cash Flow from Operating Activities (Unaudited)
(in thousands, except share and per share amounts)

	Nine months ended September 30,
	2010	2009
Cash flow provided by operating activities — as reported	$91,009	$87,648
Adjustments:
Distributions received from equity investments in real estate in excess of equity income, net(a)	3,761	6,676
Distributions paid to noncontrolling interests, net (b)	(9,567)	(13,887)
Changes in working capital (c)	(1,213)	1,514

Adjusted cash flow from operating activities	$83,990	$81,951

Adjusted cash flow per share	$0.68	$0.67

Distributions declared per share	$0.4968	$0.4965

Payout ratio (distributions per share/adjusted cash flow per share)	73%	74%

Weighted average shares outstanding	124,261,348	122,791,365

(a)	To the extent we receive distributions in excess of the equity income that we recognize, we include such amounts in our evaluation of cash flow from core operations.

(b)	Represents noncontrolling interests’ share of distributions made by ventures that we consolidate in our financial statements.

(c)	Timing differences arising from the payment of certain liabilities and the receipt of certain receivables in a period other than that in which the item is recognized in determining net income may distort the actual cash flow that our core operations generate. We adjust our GAAP cash flow provided by operating activities to record such amounts in the period in which the item was actually recognized. We also exclude the impact of escrow funds, as more often than not these funds are released to the lender.
Non-GAAP Financial Disclosure
Adjusted cash flow from operating activities refers to our cash flow from operating activities (as computed in accordance with GAAP) adjusted, where applicable, primarily to: add cash distributions that we receive from our investments in unconsolidated real estate joint ventures in excess of our equity income; subtract cash distributions that we make to our noncontrolling partners in real estate joint ventures that we consolidate; and eliminate changes in working capital. We hold a number of interests in real estate joint ventures, and we believe that adjusting our GAAP cash flow provided by operating activities to reflect these actual cash receipts and cash payments, as well as eliminating the effect of timing differences between the payment of certain liabilities and the receipt of certain receivables in a period other than that in which the item is recognized, may give investors additional information about our actual cash flow that is not incorporated in cash flow from operating activities as defined by GAAP.
We believe that adjusted cash flow from operating activities is a useful supplemental measure for assessing the cash flow generated from our core operations as it gives investors important information about our liquidity that is not provided within cash flow from operating activities as defined by GAAP, and we use this measure when evaluating distributions to shareholders.

Corporate Property Associates 16 — Global Incorporated
Portfolio Diversification as of September 30, 2010 (Unaudited)
Top Ten Tenants by Rent (Pro Rata Basis)
(in thousands)

		Percentage of Total
Tenant/Lease Guarantor	Annualized Rent	Annualized Rent
Hellweg Die Profi-Baumärkte GmbH & Co. KG (a)	$13,347	7%
Telcordia Technologies, Inc.	10,084	5%
U-Haul Moving Partners, Inc. and Mercury Partners, L.P.	9,996	5%
Nordic Cold Storage LLC	6,916	4%
The New York Times Company	6,690	3%
Fraikin SAS (a)	6,280	3%
International Management Services Group	5,375	3%
The Talaria Company, LLC	4,663	2%
Prefecture de Police (a)	4,534	2%
Corinthian Colleges, Inc.	4,402	2%

Total	$72,287	36%

Weighted Average Lease Term for Portfolio:  14.0 years

(a)	Rent amounts are subject to fluctuations in foreign currency exchange rates.

(b)	Percentage of the portfolio’s total pro rata square footage that was subject to lease.

Corporate Property Associates 16 — Global Incorporated
Portfolio Diversification as of September 30, 2010 (Unaudited)
by Geography and Property Type (Pro Rata Basis)
(in thousands)

Region	Annualized Rent	Percent
U.S.
East	$44,356	22%
South	31,288	16%
West	23,047	12%
Midwest	22,240	11%

U.S. Total	120,931	61%

International
Germany	30,400	16%
France	13,749	7%
Finland	12,035	6%
United Kingdom	4,514	2%
Asia(a)	4,224	2%
Poland	4,061	2%
Hungary	3,563	2%
Other (b)	3,735	2%

International Total	76,281	39%

Total	$197,212	100%

Property Type	Annualized Rent	Percent
Industrial	$78,919	40%
Office	43,935	22%
Warehouse/Distribution	32,513	16%
Retail	23,414	12%
Self-Storage	9,996	5%
Other Properties (c)	5,435	3%
Hospitality	3,000	2%

Total	$197,212	100%

(a)	Includes revenue from tenants in Malaysia and Thailand.

(b)	Includes revenue from tenants in Canada, Mexico and Sweden.

(c)	Includes revenue from tenants with the following property types: residential (2.2%), education (0.5%), and land (0.04%).

Corporate Property Associates 16 — Global Incorporated
Portfolio Diversification as of September 30, 2010 (Unaudited)
by Tenant Industry (Pro Rata Basis)
(in thousands)

	Annualized
Industry Type (a)	Rent	Percent
Retail Trade	$30,305	15%
Chemicals, Plastics, Rubber, and Glass	16,295	8%
Automobile	14,016	7%
Electronics	13,946	7%
Healthcare, Education and Childcare	11,954	6%
Transportation — Cargo	11,925	6%
Telecommunications	10,134	5%
Consumer Non-durable Goods	9,714	5%
Construction and Building	9,585	5%
Media: Printing and Publishing	8,852	5%
Beverages, Food, and Tobacco	8,557	4%
Business and Commercial Services	6,916	4%
Buildings and Real Estate	6,497	3%
Machinery	6,382	3%
Insurance	4,853	2%
Federal, State and Local Government	4,534	2%
Textiles, Leather, and Apparel	3,879	2%
Grocery	3,653	2%
Transportation — Personal	3,499	2%
Hotels and Gaming	3,000	2%
Aerospace and Defense	2,883	2%
Other (b)	5,833	3%

Total	$197,212	100%

(a)	Based on the Moody’s Investors Service, Inc. classification system and information provided by the tenant.

(b)	Includes revenue from tenants in the following industries: mining, metals and primary metal industries (1.2%), consumer services (1.2%), and utilities (0.5%).